UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2012

Eastman Kodak Company

(Exact name of registrant as specified in its charter)

New Jersey	1-87	16-0417150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 State Street, Rochester, New York		14650
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (585) 724-4000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On October 15, 2012 and October 16, 2012, Eastman Kodak Company (the “Company”) entered into confidentiality agreements (the “Confidentiality Agreements”) with D.E. Shaw Laminar Portfolios, L.L.C., Litespeed Master Fund Ltd., Bennett Management Corporation and Archview Investment Group LP (“Second Lien Bond Holders”). The Second Lien Bond Holders are holders of the Company’s 9.75% senior secured notes due March 1, 2018 and / or 10.625% secured notes due March 15, 2019. Pursuant to the Confidentiality Agreements, the Company has agreed to disclose certain non-public information to the Second Lien Bond Holders. Under the terms of the Confidentiality Agreements, the Company is further required to disclose publicly certain information disclosed to the Second Lien Bond Holders (such information, the “Information”).

Pursuant to the terms of the Confidentiality Agreements, the Company is disclosing the Information, solely to comply with the Company’s obligations to the Second Lien Bond Holders under the Confidentiality Agreements. The Information provided by the Company to the Second Lien Bond Holders has been provided solely in connection with discussions with the Second Lien Bond Holders and not expressly for inclusion in this Form 8–K or any other public document. The Information is qualified in all its aspects by the dates below and does not necessarily represent the status of the relevant occurrences as of this date. The Information is as follows:

1. As of October 17, 2012, the Company was working toward completion of a sale of certain intellectual property assets that the Company expected would yield approximately $525 million in cash proceeds, all of which was expected to be used to repay the Company’s existing DIP facility. The transaction was being negotiated and, if signed, would close in 2012. The transaction would be subject to conditions precedent and the resolution of any objections by creditors and other parties in interest.

2. As of October 17, 2012, the Company was in discussions with four holders of second lien notes – Centerbridge Advisors II, LLC, GSO Capital Partners LP, J.P. Morgan Securities LLC and UBS Securities LLC — with respect to a financing proposal involving $450 million of new money loans, the proceeds of which would be used to refinance the Company’s existing DIP facility and pay case expenses, emergence costs and operations post-financing. The financing terms would include a roll-up of second lien notes held by the four holders of second lien notes, as well as a right of the Company to convert the substantial portion of the new money loans and roll-up loans into term financing at emergence. The right to convert the loans to term loans at emergence would be subject to various conditions, including minimum financial metrics for the reorganized business and the sale of one or more of the Company’s Personalized Imaging and Digital Imaging businesses for aggregate proceeds in excess of $700 million.

3. As of October 17, 2012, the Company believed the financing was prudent, although the Company might have other sources of available liquidity should the financing not occur.

Item 8.01	Other Events

On November 12, 2012, the Company announced that it has entered into a commitment letter to secure $793 million in Junior Debtor-in-Possession Financing with Centerbridge Advisors II, LLC, GSO Capital Partners LP, J.P.

Morgan Securities LLC, UBS Securities LLC and UBS AG, Stamford Branch. On the same date, the Company issued a press release describing the Junior Debtor-in-Possession Financing, a copy of which is attached as Exhibit 99.1, and which is incorporated herein by reference. The commitment letter and certain other documents related to the financing will be filed with the U.S. Bankruptcy Court for the Southern District of New York.

Item 9.01	Financial Statements and Exhibits

(d) Exhibit

Exhibit No.	Description

99.1	Press release issued by Eastman Kodak Company on November 12, 2012 announcing Junior Debtor-in-Possession Financing.

CAUTIONARY STATEMENT PURSUANT TO SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This report on Form 8-K, including the exhibits attached hereto, includes “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning the Company’s plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, liquidity, financing needs, business trends, and other information that is not historical information. When used in this report on Form 8-K, including the exhibits attached hereto, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “predicts,” “forecasts,” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, management’s examination of historical operating trends and data, are based upon the Company’s expectations and various assumptions. Future events or results may differ from those anticipated or expressed in these forward-looking statements. Important factors that could cause actual events or results to differ materially from these forward-looking statements include, among others, the risks and uncertainties described in more detail in the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2011, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012, under the headings “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations–Liquidity and Capital Resources,” and those described in filings made by the Company with the U.S. Bankruptcy Court for the Southern District of New York and in other filings the Company makes with the SEC from time to time, as well as the following: the Company’s ability to successfully emerge from Chapter 11 as a profitable sustainable company; the ability of the Company and its subsidiaries to develop, secure approval of and consummate one or more plans of reorganization with respect to the Chapter 11 cases; the Company’s ability to improve its operating structure, financial results and profitability; the ability of the Company to achieve cash forecasts, financial projections, and projected growth; our ability to raise sufficient proceeds from the sale of businesses and non-core assets; the businesses the Company expects to emerge from Chapter 11; the ability of the company to discontinue certain businesses or operations; the ability of the Company to continue as a going concern; the Company’s ability to comply with the Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) covenants in its Debtor-in-Possession Credit Agreement; our ability to obtain additional financing; the potential adverse effects of the Chapter 11 proceedings on the Company’s liquidity, results of operations, brand or business prospects; the monetization of our digital imaging patent portfolio; the outcome of our intellectual property patent litigation matters; the Company’s ability to generate or raise cash and maintain a cash balance sufficient to service its debt and financing arrangements and to fund continued investments, capital needs, restructuring payments and service its debt; our ability to fairly resolve legacy liabilities; the resolution of claims against the company; our ability to retain key executives, managers and employees; our ability to maintain product reliability and quality and growth in relevant markets; our ability to effectively anticipate technology trends and develop and market new products, solutions and technologies; and the impact of the global economic environment on the Company. There may be other factors that may cause the Company’s actual results to differ materially from the forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf apply only as of the date of this report on Form 8-K, including the exhibits attached hereto, and are expressly qualified in their entirety by the cautionary statements included in this report. The Company undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN KODAK COMPANY

Date: November 13, 2012

	By:	/s/ Rebecca A. Roof
Rebecca A. Roof Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Eastman Kodak Company on November 12, 2012 announcing Junior Debtor-in-Possession Financing.